Registration No. 333-

As filed with the Securities and Exchange Commission on March 6, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAPOTHERM, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2259298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Domain Drive, Exeter, New Hampshire	03833
(Address of Principal Executive Offices)	(Zip Code)

Vapotherm, Inc. 2018 Employee Stock Purchase Plan

Vapotherm, Inc. 2018 Equity Incentive Plan

(Full titles of the plans)

Joseph Army

Chief Executive Officer

100 Domain Drive

Exeter, NH 03833

(Name and address of agent for service)

(603) 658-0011

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven A. Wilcox

Thomas J. Danielski

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Vapotherm, Inc. 2018 Employee Stock Purchase Plan—Common Stock, $0.001 par value per share	208,515 shares(2)	$8.85(3)	$1,845,357.75	$239.53
Vapotherm, Inc. 2018 Equity Incentive Plan—Common Stock, $0.001 par value per share	834,061 shares(4)	$8.85(3)	$7,381,439.85	$958.11
TOTAL	1,042,576 shares	—	$9,226,797.60	$1,197.64

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Represents 208,515 shares of Common Stock that were automatically added to the shares authorized for issuance under the Vapotherm, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2020 pursuant to an “evergreen” provision contained in the ESPP. The “evergreen” provision provides that on each January 1st from January 1, 2019 through January 1, 2028, the number of shares of Common Stock available for issuance under the ESPP will automatically increase annually in an amount equal to the lesser of (i) 1% of outstanding shares of the registrant’s Common Stock as of the close of business on the immediately preceding December 31st or (ii) the number of shares determined by the registrant’s board of directors on or prior to such date, up to a maximum of 1,741,300 shares in the aggregate.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average high and low prices of the registrant’s Common Stock as reported by the New York Stock Exchange on March 2, 2020 to be $9.17 and $8.53, respectively.

(4)

Represents 834,061 shares of Common Stock that were automatically added to the shares authorized for issuance under the Vapotherm, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2018 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2019 through January 1, 2028, the number of shares of Common Stock available for issuance under the 2018 Plan will automatically increase annually in an amount equal to the lesser of (i) 4% of outstanding shares of the registrant’s Common Stock as of the close of business on the immediately preceding December 31st or (ii) the number of shares determined by the registrant’s board of directors on or prior to such date.

EXPLANATORY NOTE

This Registration Statement has been filed by Vapotherm, Inc. (the “Registrant”) to register (i) 834,061 additional shares of Common Stock available for issuance under the 2018 Plan and (ii) 208,515 additional shares of Common Stock available for issuance under the ESPP. This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on Form S-8 (File No. 333-229327), filed with the Securities and Exchange Commission on January 22, 2019 (the “2019 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2019 Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit

4.1	Tenth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the current report Form 8-K filed on November 20, 2018 (File No. 001-38740) and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.2 to the current report Form 8-K filed on November 20, 2018 (File No. 001-38740) and incorporated herein by reference).

4.3	Vapotherm, Inc. 2018 Employee Stock Purchase Plan (previously filed as Exhibit 10.17 to the registration statement on Form S-1 (File No. 333-227897) and incorporated herein by reference).

4.4	Vapotherm, Inc. 2018 Equity Incentive Plan (previously filed as Exhibit 10.18 to the registration statement on Form S-1 (File No. 333-227897) and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exeter, State of New Hampshire, on this 6th day of March, 2020.

VAPOTHERM, INC.

By:	/s/ Joseph Army
Name: Joseph Army
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Army and John Landry, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Vapotherm, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph Army	President, Chief Executive Officer and Director	March 6, 2020
Joseph Army	(Principal Executive Officer)

/s/ John Landry	Chief Financial Officer	March 6, 2020
John Landry	(Principal Accounting and Financial Officer)

/s/ Anthony Arnerich	Director	March 6, 2020
Anthony Arnerich

/s/ Lance Berry	Director	March 6, 2020
Lance Berry

/s/ Marina Hahn	Director	March 6, 2020
Marina Hahn

/s/ James Liken	Director	March 6, 2020
James Liken

/s/ Geoff Pardo	Director	March 6, 2020
Geoff Pardo

/s/ Craig Reynolds	Director	March 6, 2020
Craig Reynolds

/s/ Elizabeth Weatherman	Director	March 6, 2020
Elizabeth Weatherman